UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2013

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, the Board of Directors of Transcat, Inc. (the “Company”) awarded Lee D. Rudow, the Company’s President and Chief Executive Officer, a conditional stock option to purchase 100,000 shares of the Company’s common stock at $7.57 per share, the closing price of the common stock on July 30, 2013 (the “Option”).  The award was conditioned on shareholder approval of an amendment to the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated (the “Plan”) to increase the number of shares authorized for issuance under the Plan (the “Incentive Plan Amendment”) at the Company’s annual meeting held on September 10, 2013.

On September 10, 2013, the Company’s shareholders approved the Incentive Plan Amendment and the option grant to Mr. Rudow became effective.  The Option will expire on July 30, 2023 and will vest 20% on July 30, 2015, 20% on July 30, 2016 and 60% on July 30, 2017.

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on September 10, 2013, the Company’s shareholders voted on the matters described below.

Proposal 1.	The Company’s shareholders elected the following nominees as directors, each for a three-year term expiring in 2016.

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes*
Charles P. Hadeed	3,632,749	799,120	2,605,434
Paul D. Moore	3,632,094	799,775	2,605,434

Proposal 2.	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes*
3,449,160	900,481	82,228	2,605,434

Proposal 3.	The Company’s shareholders cast advisory votes for a one-year preference regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes*
4,243,629	102,209	28,812	57,220	2,605,434

As a result of the voting preference of the Company’s shareholders on this proposal and a resolution of the Board of Directors to utilize the frequency that received the highest number of votes cast, the Company will conduct an advisory vote on the compensation of its named executive officers every year.

Proposal 4.	The Company’s shareholders approved an amendment to the Transcat, Inc. 2003 Incentive Plan, as Amended and Restated to increase the number of shares authorized for issuance by 1.5 million shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes*
2,289,518	2,102,973	39,378	2,605,434

Proposal 5.	The Company’s shareholders approved an amendment to the Transcat, Inc. Employees’ Stock Purchase Plan to increase the number of shares authorized for issuance by 250,000 shares.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes*
3,292,630	1,129,886	9,354	2,605,434

Proposal 6.	The Company’s shareholders ratified the selection of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2014.

Votes For	Votes Against	Votes Abstained
7,012,766	14,495	10,042

____________________

* Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares.  If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters.  Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters, such as the election of directors, the two advisory votes on executive compensation and the amendments to the 2003 Incentive Plan, as Amended and Restated and Employees’ Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 13, 2013	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer